UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2025

TRANSCODE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40363	81-1065054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TransCode Therapeutics, Inc.

6 Liberty Square, #2382
Boston, Massachusetts 02109

(Address of principal executive offices, including zip code)

(857) 837-3099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNAZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders of TransCode Therapeutics, Inc., (the “Company”) at the adjourned session of a Special Meeting of Stockholders held on May 2, 2025 (the “Special Meeting”):

(i) The approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding shares of Common Stock, par value $0.0001 per share (the “Common Stock”), at any time prior to the one-year anniversary date of the Special Meeting by a ratio of any whole number between 1-for-10 and 1-for-40, the implementation and timing of which shall be subject to the discretion of the Board of Directors (the “Reverse Stock Split Proposal”); and

(ii) The approval of an adjournment of the Special Meeting to the extent there are insufficient votes at the Special Meeting to approve the preceding Reverse Stock Split Proposal (the “Adjournment Proposal”).

The proposals are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 11, 2025.

The number of shares of Common Stock entitled to vote at the Special Meeting was 23,341,336. The number of shares of Common Stock present or represented by valid proxy at the Special Meeting was 10,192,623. All matters submitted to a vote of the Company’s stockholders at the Special Meeting were approved.

The number of votes cast for, against and the number of abstentions and broker non-votes with respect to each proposal are set forth below:

(i) Stockholders approved the Reverse Stock Split Proposal. The results of the voting included 6,431,663 votes for, 3,740,562 votes against and 20,398 votes abstained. There were no broker non-votes regarding this proposal.

(ii) Stockholders approved the Adjournment Proposal. The results of the voting included 6,806,578 votes for, 3,293,318 votes against and 92,727 votes abstained. There were no broker non-votes regarding this proposal. No motion was made to approve an adjournment to the Special Meeting following approval of the Adjournment Proposal because sufficient votes were cast at the Special Meeting to approve the Reverse Stock Split Proposal.

Item 7.01	Regulation FD Disclosure.

On May 2, 2025, the Company issued a press release announcing that the Board of Directors of the Company approved a reverse stock split of the Company’s Common Stock at a ratio of 1-for-28 at an effective date to be determined and announced by the Company at least two days prior to its implementation. A copy of the press release is attached as Exhibit 99.1 hereto, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 2, 2025.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2025	TransCode Therapeutics, Inc.

	By:	/s/ Thomas A. Fitzgerald
Thomas A. Fitzgerald
Interim Chief Executive Officer and Chief Financial Officer